                                                                  Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (333-112617) for the registration of its common shares to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of November 19, 2003, between National City Corporation and Allegiant Bancorp, Inc., of our Report on Consolidated Financial Statements of National City Corporation dated January 29, 2004 with respect to the consolidated financial statements of National City Corporation and subsidiaries, and our Report on Internal Control dated January 29, 2004 with respect to management's assertion on internal control over financial reporting as of December 31, 2003 included in the Report of Management on Internal Control included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                          /s/ Ernst & Young LLP


Cleveland, Ohio
April 7, 2004